UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2006
TRIZEC PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16765	33-0387846
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10 S. Riverside Plaza, Suite 1100, Chicago, IL	60606
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(312) 798-6000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     As previously reported on a Current Report on Form 8-K dated May 2, 2006 (the “Original 8-K”) and filed with the Securities and Exchange Commission (the “SEC”) on May 4, 2006, on May 2, 2006, Trizec Properties, Inc. (the “Corporation”) announced the completion on such date of the acquisition of a portfolio of the following 13 properties, totaling approximately 4.0 million square feet, and several undeveloped land parcels (the “Arden Portfolio”), from Arden Realty, Inc. (“Arden”) and certain of its subsidiaries (the “Acquisition”) for an aggregate consideration of approximately $1.63 billion. The Arden Portfolio is comprised of the following properties, all of which are primarily concentrated in West Los Angeles and San Diego:
•	257,000 square foot office building located in the complex known as the Howard Hughes Center at 6060 Center Drive in Los Angeles;

•	288,000 square foot office building located in the Howard Hughes Center at 6080 Center Drive in Los Angeles;

•	286,000 square foot office building located in the Howard Hughes Center at 6100 Center Drive in Los Angeles;

•	103,000 square foot office building located in the Howard Hughes Center at 6601 Center Drive in Los Angeles;

•	318,000 square foot office building known as the Howard Hughes Tower located in the Howard Hughes Center at 6701 Center Drive in Los Angeles;

•	37,000 square foot building known as the Spectrum Center located in Howard Hughes Center at 6701 Park Terrace in Los Angeles;

•	313,000 square foot office building known as the Westwood Center, located at 1100 Glendon Avenue in Los Angeles;

•	161,000 square foot office building, located at 9665 Wilshire Boulevard in Beverly Hills;

•	409,000 square foot office building, located at 5670 Wilshire Boulevard in Los Angeles;

•	471,000 square foot office building known as the World Savings Center, located at 11603 Wilshire Boulevard in Los Angeles;

•	599,000 square foot, four-building office complex known as the Sorrento Towers, located at 5355 and 5375 Mira Sorrento Place in San Diego;

•	566,000 square foot office building located at 701 B Street in San Diego;

•	170,000 square foot office building, located at 707 Broadway in San Diego; and

•	certain undeveloped parcels of land located in Los Angeles, which can accommodate the development of up to 490,000 square feet of office space and 600 residential units.
     The Corporation acquired the Arden Portfolio in a simultaneous two-step transaction by first acquiring all of the equity interests in a limited liability company that owns the office building located at 5670 Wilshire Boulevard and substantially all of the equity interests in a second limited liability company that owns the Spectrum Center, followed by the acquisition of fee or ground lease interests in the 11 remaining properties, certain undeveloped parcels of land and the remaining equity interests in the second limited liability company. The Acquisition occurred (a) pursuant to the previously disclosed Purchase and Sale Agreement, dated December 19, 2005, as amended by that First Amendment dated December 21, 2005 (collectively, the “Purchase Agreement”), by and between Trizec Holdings Operating LLC, the entity through which the Corporation owns substantially all of its assets and conducts substantially all of its business and of which it is the managing member (the “Trizec OP”), and General Electric Capital Corporation (“GECC”), and (b) in conjunction with the completion of the merger of Arden and its operating partnership, Arden Realty Limited Partnership (“Arden OP”), with various subsidiaries of GECC on May 2, 2006 pursuant to the previously disclosed Agreement and Plan of Merger, dated as of December 21, 2005 (the “Merger Agreement”), as amended, by and among the Corporation, Trizec OP, Arden, Arden OP, GECC and certain of GECC’s subsidiaries.

     The Corporation financed the Acquisition through a combination of a draw of the entire $1.3 billion available for borrowing under a term loan, a draw of approximately $140.0 million under its existing unsecured credit facility, available cash, the assumption of an approximately $58.5 million outstanding mortgage loan encumbering one of the properties, and the issuance by Trizec OP of approximately 2.5 million common units of its limited liability company membership interests, valued at approximately $61.4 million, to certain eligible limited partners of Arden OP. These common units become redeemable for cash or, at our election, shares of our common stock beginning one year from their issuance under the terms of Trizec OP’s limited liability company operating agreement. In addition, holders of these common units are entitled to certain registration rights pursuant to an agreement the Corporation entered into with such holders.
     Material factors considered in assessing the Acquisition included the opportunity to strengthen the Corporation’s presence in the metropolitan Los Angeles area, historical and prospective financial performance of the Arden Portfolio, local and regional demographics, competition, the nature of the tenants and terms of leases in place, opportunities for alternative and new tenancies, historical and expected cash flows, occupancy rates, current operating costs of the Arden Portfolio and anticipated changes therein under the Corporation’s ownership, the physical condition of the Arden Portfolio and the anticipated effect on the Corporation’s financial results.
     The Corporation is hereby amending the Original 8-K with this Current Report on Form 8-K/A to include the historical financial statements of the Arden Portfolio as required by Rule 3-14 of Regulation S-X under the Securities Act of 1933, as amended (“Regulation S-X”), and certain pro forma financial statements of the Corporation to reflect the Acquisition as required by Article 11 of Regulation S-X. The historical financial statements of the Arden Portfolio that are included in this Current Report on Form 8-K/A have been prepared in accordance with Rule 3-14 of Regulation S-X and include the audited financial statements of the Arden Portfolio only for the most recent fiscal year as the Corporation acquired the Arden Portfolio from an unrelated party. The Corporation, after reasonable inquiry, is not aware of any material factors relating to the Arden Portfolio not otherwise disclosed that would cause the reported financial information not to be necessarily indicative of future operating results.
     Copies of the Purchase Agreement and the Merger Agreement have been previously filed as Exhibits 2.1 and 2.2, respectively, to the Corporation’s Current Report on Form 8-K dated December 19, 2005 and filed with the SEC on December 22, 2005.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired:

Report of Independent Auditors

Combined Historical Summary of Gross Income and Direct Operating Expenses For the Year Ended December 31, 2005 and the Three Months Ended March 31, 2006 (unaudited)

Notes to the Combined Historical Summary of Gross Income and Direct Operating Expenses

(b)	Pro Forma Financial Information (Unaudited):

Pro Forma Consolidated Balance Sheet as of March 31, 2006

Pro Forma Consolidated Statement of Operations for the Three Months Ended March 31, 2006

Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2005

(c)	Not applicable

(d)	Exhibits

Exhibit Number	Description

23.1	Consent of Independent Accountants

Report of Independent Auditors
To the Board of Directors and Stockholders of
Trizec Properties, Inc.
We have audited the accompanying Combined Historical Summary of Gross Income and Direct Operating Expenses of the thirteen properties acquired by Trizec Properties, Inc. (the “Corporation”) from Arden Realty, Inc. and certain of its subsidiaries (collectively, the “Properties”) for the year ended December 31, 2005 (the “Statement”). This Statement is the responsibility of the Corporation’s management. Our responsibility is to express an opinion on the Statement based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.
The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the current Report on Form 8-K/A of the Corporation) as described in Note 1 and is not intended to be a complete presentation of the Properties’ revenues and expenses.
In our opinion, the Combined Historical Summary of Gross Income and Direct Operating Expenses referred to above presents fairly, in all material respects, the combined gross income and direct operating expenses described in Note 1 of the Properties for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.
PricewaterhouseCoopers LLP
Chicago, Illinois
June 16, 2006

Combined Historical Summary of Gross
Income and Direct Operating Expenses — Properties Acquired from Arden Realty, Inc.
For the Year Ended December 31, 2005 and the
Three Months Ended March 31, 2006 (unaudited)

		Three Months
		Ended
	Year Ended	March 31, 2006
$ in thousands	December 31, 2005	(unaudited)
Gross Income
Rentals	$106,456	$27,055
Recoveries from tenants	4,814	1,950
Parking and other	20,495	5,476

Total Gross Income	131,765	34,481

Direct Operating Expenses
Operating	34,001	8,767
Property taxes	10,857	2,430

Total Direct Operating Expenses	44,858	11,197

Gross Income in Excess of Direct Operating Expenses	$86,907	$23,284

See accompanying notes to the historical statements.

Notes to the Combined Historical Summary of Gross
Income and Direct Operating Expenses — Properties Acquired from Arden Realty, Inc.
For the Year Ended December 31, 2005 and the
Three Months Ended March 31, 2006 (unaudited) ($ in thousands)

1.	Basis of Presentation and Summary of Significant Accounting Policies

On May 2, 2006, Trizec Properties, Inc. (the “Corporation”) acquired an office portfolio comprising 13 properties containing approximately 4.0 million rentable square feet (unaudited) (collectively, the “Properties”) and several undeveloped land parcels located in Southern California from Arden Realty, Inc. and certain of its subsidiaries. The Combined Historical Summary of Gross Income and Direct Operating Expenses (the “Statements”) present the combined gross income and direct operating expenses of the Properties for the year ended December 31, 2005 and the three months ended March 31, 2006 (unaudited).

The accompanying Statements have been prepared on the accrual basis of accounting. The Statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a current report on Form 8-K of the Corporation. The Statements are not intended to be a complete presentation of the revenues and expenses of the Properties for the year ended December 31, 2005 and the three month period ended March 31, 2006, as certain expenses, primarily depreciation and amortization expense, interest expense, and other costs not directly related to the future operations of the Properties have been excluded.

Revenue Recognition

Tenant leases are accounted for as operating leases. Rental income is recognized on a straight-line basis over the terms of the respective leases. Recoveries from tenants consists of recoveries of certain operating expenses and property taxes. Recoveries of certain operating expenses and property taxes are recognized as revenue in the period the applicable costs are incurred.

Operating Expenses

Operating expenses include the direct and certain general expenses of operating the Properties and include maintenance, repairs, cleaning, HVAC, ground lease and security costs that are expected to continue in the ongoing operation of the Properties. Expenditures for maintenance and repairs are charged to operations as incurred.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions of the reported amounts of gross income and direct operating expenses during the reporting periods. Actual results may differ from those estimates used in the preparation of the financial statements.

Notes to the Combined Historical Summary of Gross
Income and Direct Operating Expenses — Properties Acquired from Arden Realty, Inc.
For the Year Ended December 31, 2005 and the
Three Months Ended March 31, 2006 (unaudited) ($ in thousands)

2.	Leases

The minimum future rentals from tenant leases based on noncancelable operating leases held as of December 31, 2005 are as follows:

Years ending December 31,
2006	$100,381
2007	89,496
2008	75,583
2009	62,533
2010	50,433
Thereafter	116,434

$494,860

3.	Contractual Obligations

Three of the properties acquired are subject to ground leases. The minimum future contractual obligations under these ground leases as of December 31, 2005 are as follows:

Years ending December 31,
2006	$968
2007	997
2008	997
2009	997
2010	997
Thereafter	95,174

$100,130

4.	Combined Historical Summary of Gross Income and Direct Operating Expenses for the Three Months Ended March 31, 2006

The Combined Historical Summary of Gross Income and Direct Operating Expenses for the three months ended March 31, 2006 is unaudited. In the opinion of management, all significant adjustments necessary for a fair presentation of the statement for the interim period have been included. The combined results of operations for the interim period are not necessarily indicative of the combined results of operations to be expected for a full year for the operation of the Properties.

TRIZEC PROPERTIES, INC.	Pro Forma Financial Information (unaudited)

Background
On May 2, 2006, Trizec Properties, Inc. (the “Corporation”) announced the completion on such date of the acquisition of a portfolio of the following 13 properties, totaling approximately 4.0 million square feet, and several undeveloped land parcels (the “Arden Portfolio”), from Arden Realty, Inc. (“Arden”) and certain of its subsidiaries (the “Acquisition”) for an aggregate consideration of approximately $1.63 billion. The Arden Portfolio is comprised of the following properties, all of which are primarily concentrated in West Los Angeles and San Diego:
•	257,000 square foot office building located in the complex known as the Howard Hughes Center at 6060 Center Drive in Los Angeles;

•	288,000 square foot office building located in the Howard Hughes Center at 6080 Center Drive in Los Angeles;

•	286,000 square foot office building located in the Howard Hughes Center at 6100 Center Drive in Los Angeles;

•	103,000 square foot office building located in the Howard Hughes Center at 6601 Center Drive in Los Angeles;

•	318,000 square foot office building known as the Howard Hughes Tower located in the Howard Hughes Center at 6701 Center Drive in Los Angeles;

•	37,000 square foot building known as the Spectrum Center located in Howard Hughes Center at 6701 Park Terrace in Los Angeles;

•	313,000 square foot office building known as the Westwood Center, located at 1100 Glendon Avenue in Los Angeles;

•	161,000 square foot office building, located at 9665 Wilshire Boulevard in Beverly Hills;

•	409,000 square foot office building, located at 5670 Wilshire Boulevard in Los Angeles;

•	471,000 square foot office building known as the World Savings Center, located at 11603 Wilshire Boulevard in Los Angeles;

•	599,000 square foot, four-building office complex known as the Sorrento Towers, located at 5355 and 5375 Mira Sorrento Place in San Diego;

•	566,000 square foot office building located at 701 B Street in San Diego;

•	170,000 square foot office building, located at 707 Broadway in San Diego; and

•	certain undeveloped parcels of land located in Los Angeles, which can accommodate the development of up to 490,000 square feet of office space and 600 residential units.
The Corporation acquired the Arden Portfolio in a simultaneous two-step transaction by first acquiring all of the equity interests in a limited liability company that owns the office building located at 5670 Wilshire Boulevard and substantially all of the equity interests in a second limited liability company that owns the Spectrum Center, followed by the acquisition of fee or ground lease interests in the 11 remaining properties, certain undeveloped parcels of land and the remaining equity interests in the second limited liability company. The Acquisition occurred (a) pursuant to the previously disclosed Purchase and Sale Agreement, dated December 19, 2005, as amended by that First Amendment dated December 21, 2005 (collectively, the “Purchase Agreement”), by and between Trizec Holdings Operating LLC, the entity through which the Corporation owns substantially all of its assets and conducts substantially all of its business and of which it is the managing member (the “Trizec OP”), and General Electric Capital Corporation (“GECC”), and (b) in conjunction with the completion of the merger of Arden and its operating partnership, Arden Realty Limited Partnership (“Arden OP”), with various subsidiaries of GECC on May 2, 2006 pursuant to the previously disclosed Agreement and Plan of Merger, dated as of December 21, 2005 (the “Merger Agreement”), as amended, by and among the Corporation, Trizec OP, Arden, Arden OP, GECC and certain of GECC’s subsidiaries.

TRIZEC PROPERTIES, INC.	Pro Forma Financial Information (unaudited)

The Corporation financed the Acquisition through a combination of a draw of the entire $1.3 billion available for borrowing under a term loan, a draw of approximately $140.0 million under its existing unsecured credit facility, available cash, the assumption of an approximately $58.5 million outstanding mortgage loan encumbering one of the properties, and the issuance by Trizec OP of approximately 2.5 million common units of its limited liability company membership interests, valued at approximately $61.4 million, to certain eligible limited partners of Arden OP. These common units become redeemable for cash or, at our election, shares of our common stock beginning one year from their issuance under the terms of Trizec OP’s limited liability company operating agreement. In addition, holders of these common units are entitled to certain registration rights pursuant to an agreement the Corporation entered into with such holders.
The accompanying unaudited pro forma consolidated balance sheet as of March 31, 2006 has been prepared to reflect the effect of the acquisition of the Arden Portfolio as if such transaction had occurred on March 31, 2006.
The accompanying unaudited pro forma consolidated statement of operations for the three months ended March 31, 2006 and the year ended December 31, 2005 have been prepared as if the Arden Portfolio had been acquired on January 1, 2005.
The unaudited pro forma information is not necessarily indicative of the Corporation’s consolidated results that would have occurred if the transaction and adjustments reflected therein had been consummated in the period or on the date presented, or on any particular date in the future, nor does it purport to present the Corporation’s financial position or results of operations for future periods.
As the properties will be directly or indirectly owned by entities that will elect or have elected to be treated as real estate investment trusts (as specified under sections 856-860 of the Internal Revenue Code of 1986) for Federal income tax purposes, a presentation of estimated taxable operating results is not applicable.

TRIZEC PROPERTIES, INC.	Pro Forma Consolidated Balance Sheet (unaudited)

	Trizec Properties, Inc.	Arden	Trizec Properties, Inc.
	As of March 31, 2006	Portfolio	As of
	(Historical)	Adjustments	March 31, 2006
$ in thousands, except share and per share amounts	(Note 1 (a))	(Note 1(b))	(Pro Forma)

Assets
Real estate	$4,484,310	$1,527,111	$6,011,421
Less: accumulated depreciation	(674,789)	—	(674,789)

Real estate, net	3,809,521	1,527,111	5,336,632
Cash and cash equivalents	41,473	—	41,473
Escrows and restricted cash	147,080	—	147,080
Investment in unconsolidated real estate joint ventures	146,406	—	146,406
Office tenant receivables	10,444	—	10,444
Deferred rent receivables	141,805	—	141,805
Other receivables	8,872	—	8,872
Deferred charges	138,451	26,746	165,197
Prepaid expenses and other assets, net	177,485	163,775	341,260

Total Assets	$4,621,537	$1,717,632	$6,339,169

Liabilities and Stockholders’ Equity
Liabilities
Mortgage debt and other loans	$2,009,490	$58,480	$2,067,970
Unsecured credit facility	120,000	221,038	341,038
Term loan	—	1,300,000	1,300,000
Trade, construction and tenant improvement payables	19,861	—	19,861
Accrued interest expense	6,576	—	6,576
Accrued operating expenses and property taxes	62,596	—	62,596
Other accrued liabilities	186,615	76,686	263,301
Dividends payable	32,170	—	32,170
Taxes payable	25,881	—	25,881

Total Liabilities	2,463,189	1,656,204	4,119,393

Commitments and Contingencies	—	—	—
Minority Interest	8,681	61,428	70,109
Special Voting and Class F Convertible Stock	200	—	200

Stockholders’ Equity
Preferred stock, 50,000,000 shares authorized, $0.01 par value, none issued and outstanding at March 31, 2006 and December 31, 2005 respectively	—	—	—
Common stock, 500,000,000 shares authorized, $0.01 par value, 157,241,959 and 156,478,409 issued at March 31, 2006 and December 31, 2005, respectively, and 157,180,414 and 156,419,864 outstanding at March 31, 2006 and December 31, 2005, respectively	1,572	—	1,572
Additional paid in capital	2,298,013	—	2,298,013
Accumulated deficit	(149,920)	—	(149,920)
Treasury stock, at cost, 61,545 and 58,545 shares at March 31, 2006 and December 31, 2005, respectively	(783)	—	(783)
Accumulated other comprehensive income	585	—	585

Total Stockholders’ Equity	2,149,467	—	2,149,467

Total Liabilities and Stockholders’ Equity	$4,621,537	$1,717,632	$6,339,169

TRIZEC PROPERTIES, INC.	Pro Forma Consolidated Statement of Operations (unaudited)

	Trizec Properties,
	Inc.			Trizec Properties,
	For the Three			Inc.
	Months Ended	Arden	Other	For the Three
	March 31, 2006	Portfolio	Pro Forma	Months Ended
	(Historical)	Adjustments	Adjustments	March 31, 2006
$ in thousands, except share and per share amounts	(Note 2 (a))	(Note 2 (b))	(Note 2 (c))	(Pro Forma)

Revenues
Rentals	$128,773	$27,055	$3,714	$159,542
Recoveries from tenants	28,950	1,950	—	30,900
Parking and other income	25,087	5,476	—	30,563
Fee income	1,595	—	—	1,595

Total Revenues	184,405	34,481	3,714	222,600

Expenses
Operating	63,025	8,767	78	71,870
Property taxes	23,003	2,430	—	25,433
General and administrative	9,274	—	—	9,274
Depreciation and amortization	47,137	—	18,573	65,710

Total Expenses	142,439	11,197	18,651	172,287

Operating Income	41,966	23,284	(14,937)	50,313

Other Income (Expense)
Interest and other income	1,078	—	—	1,078
Loss on early debt retirement	(312)	—	—	(312)
Recovery on insurance claims	113	—	—	113
Interest expense	(34,239)	—	(25,184)	(59,423)

Total Other Expense	(33,360)	—	(25,184)	(58,544)

Income (Loss) Before Income Taxes, Minority Interest and Income from Unconsolidated Real Estate Joint Ventures	8,606	23,284	(40,121)	(8,231)
Benefit for income and other corporate taxes, net	88	—	—	88
Minority interest	(677)	—	(442)	(1,119)
Income from unconsolidated real estate joint ventures	2,934	—	—	2,934

Income (Loss) from Continuing Operations	$10,951	$23,284	$(40,563)	$(6,328)

Earnings per Common Share
Income (Loss) from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding
Basic	$0.07

Diluted	$0.07

Pro Forma Income (Loss) from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding
Basic				$(0.04)

Diluted				$(0.04)

Weighted Average Shares Outstanding:
Basic	156,691,554			156,691,554

Diluted	159,944,117			156,691,554

TRIZEC PROPERTIES, INC.	Pro Forma Consolidated Statement of Operations (unaudited)

	Trizec Properties,			Trizec Properties,
	Inc.			Inc.
	For the Year Ended	Arden	Other	For the Year
	December 31, 2005	Portfolio	Pro Forma	Ended December
	(Historical)	Adjustments	Adjustments	31, 2005
$ in thousands, except share and per share amounts	(Note 3 (a))	(Note 3 (b))	(Note 3 (c))	(Pro Forma)

Revenues
Rentals	$499,918	$106,456	$12,733	$619,107
Recoveries from tenants	111,099	4,814	—	115,913
Parking and other income	104,090	20,495	—	124,585
Fee income	6,887	—	—	6,887

Total Revenues	721,994	131,765	12,733	866,492

Expenses
Operating	249,245	34,001	311	283,557
Property taxes	88,112	10,857	—	98,969
General and administrative	38,653	—	—	38,653
Depreciation and amortization	170,753	—	79,261	250,014

Total Expenses	546,763	44,858	79,572	671,193

Operating Income	175,231	86,907	(66,839)	195,299

Other Income (Expense)
Interest and other income	6,597	—	—	6,597
Loss on early debt retirement	(6,842)	—	—	(6,842)
Recovery on insurance claims	74	—	—	74
Interest expense	(138,564)	—	(78,976)	(217,540)
Lawsuit and other settlements	3,288	—	—	3,288

Total Other Expense	(135,447)	—	(78,976)	(214,423)

Income (Loss) Before Income Taxes, Minority Interest and Income from Unconsolidated Real Estate Joint Ventures	39,784	86,907	(145,815)	(19,124)
Benefit for income and other corporate taxes, net	3,754	—	—	3,754
Minority interest	(1,045)	—	(2,314)	(3,359)
Income from unconsolidated real estate joint ventures	14,997	—	—	14,997

Income (Loss) from Continuing Operations	$57,490	$86,907	$(148,129)	$(3,732)

Earnings per Common Share
Income (Loss) from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding
Basic	$0.34

Diluted	$0.34

Pro Forma Income (Loss) from Continuing Operations Available to Common Stockholders per Weighted Average Common Share Outstanding
Basic				$(0.05)

Diluted				$(0.05)

Weighted Average Shares Outstanding:
Basic	154,847,663			154,847,663

Diluted	157,877,915			154,847,663

TRIZEC PROPERTIES, INC.	Notes to Pro Forma Financial Statements (unaudited) ($ in thousands)

1.	Balance Sheet Adjustments – As of March 31, 2006
(a)	The Trizec Properties, Inc. historical balance sheet reflects the financial position of the Corporation as of March 31, 2006 as reported in the Corporation’s Form 10-Q filed May 5, 2006.

(b)	Represents the necessary adjustments to reflect the acquisition of the Arden Portfolio that was acquired on May 2, 2006 as if such acquisition had occurred on March 31, 2006.

In accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations” (“SFAS No. 141”), the Corporation allocates the purchase price of real estate to land, building, tenant improvements and, if determined to be material, intangibles, such as the value of above, below and at-market leases, origination costs associated with the in-place leases, and the value of tenant relationships, if any.

In accordance with SFAS No. 141, the Corporation’s allocation of the net purchase price of the Arden Portfolio is as follows:

Arden Portfolio
Land	$231,728
Building and Improvements	1,233,192
Tenant Improvements	62,191

Real Estate Adjustment Total	$1,527,111

Leasing Commissions	$22,238

Deferred Charges Adjustment Total	$22,238

In-Place Lease Value at Market	$58,817
Tenant Relationship Value	74,900
Above Market Lease Value	30,058

Prepaid Expenses and Other Assets, Net Adjustment Total	$163,775

Below Market Lease Value	$76,686

Other Accrued Liabilities Adjustment Total	$76,686

Real Estate

The real estate adjustment of $1,527,111 reflects the portion of the purchase price of the Arden Portfolio allocated to land, building and improvements and tenant improvements as calculated in accordance with SFAS No. 141 (see table above).

Deferred Charges

The deferred charges adjustment of $26,746 reflects the portion of the purchase price of the Arden Portfolio allocated as the estimate of the fair value of lease origination costs of $22,238 as calculated in accordance with SFAS No. 141 (see table above) and $4,508 of financing charges incurred in connection with the assumption of the $58,480 mortgage loan.

TRIZEC PROPERTIES, INC.	Notes to Pro Forma Financial Statements (unaudited) ($ in thousands)

Prepaid Expenses and Other Assets, net

The prepaid and other assets, net, adjustment of $163,775 reflects the portion of the purchase price of the Arden Portfolio allocated as the estimate of the fair value of in-place lease value, tenant relationship value and above market leases as calculated in accordance with SFAS No. 141 (see table above).

Mortgage Debt and Other Loans

The mortgage debt and other loans adjustment reflects the fair value of the $58,480 mortgage loan assumed in conjunction with the acquisition of the Arden Portfolio. The assumed mortgage loan bears interest at LIBOR plus 1.15% and is scheduled to mature in May 2008.

Unsecured Credit Facility

The unsecured credit facility adjustment reflects the fair value of assumed borrowings under the Corporation’s unsecured credit facility to finance the acquisition of the Arden Portfolio. For purposes of this pro forma balance sheet, it is assumed that any cash used to fund the acquisition of the Arden Portfolio is the result of draws under the unsecured credit facility. The unsecured credit facility bears interest at LIBOR plus a spread of 0.95% to 1.65% based on the Corporation’s total leverage, and is scheduled to mature in October 2008.

Term Loan

The term loan adjustment reflects the fair value of the borrowing under the Corporation’s term loan used to finance the acquisition of the Arden Portfolio. The term loan expires in May 2007 and has two six-month extension options. The outstanding balance of the term loan is subject to an interest rate of LIBOR plus 1.40% during the initial one-year term, LIBOR plus 2.00% during the first extension period and LIBOR plus 2.50% during the second extension period. The Corporation is currently the sole guarantor under the term loan but some of its subsidiaries may be required to become additional guarantors under certain circumstances in the future.

Other Accrued Liabilities

The other accrued liabilities adjustment of $76,686 reflects the portion of the purchase price of the Arden Portfolio allocated as the estimate of the fair value of below market leases as calculated in accordance with SFAS No. 141 (see table above).

Minority Interest

The minority interest adjustment reflects the fair value of 2,499,116 common units of limited liability membership interests in Trizec OP issued in conjunction with the acquisition of the Arden Portfolio.
2.	Income Statement Adjustments – For the Three Months Ended March 31, 2006
(a)	The Trizec Properties, Inc. historical income statement reflects the operations of the Corporation for the period January 1, 2006 through March 31, 2006 as reported in the Corporation’s Form 10-Q filed May 5, 2006.

TRIZEC PROPERTIES, INC.	Notes to Pro Forma Financial Statements (unaudited) ($ in thousands)

(b)	Reflects the historical operations of the Arden Portfolio for the period January 1, 2006 through March 31, 2006.

(c)	Represents necessary adjustments to reflect the operations of the Arden Portfolio for the three months ended March 31, 2006 as if it was acquired on January 1, 2005.

Rentals

The adjustment to rental revenue of $3,714 reflects the net amortization of above and below market leases of $2,477 for the Arden Portfolio for the period January 1, 2006 through March 31, 2006 as well as the impact of straight-lining of rental revenue of $1,237.

Operating Expenses

The adjustment to operating expenses of $78 reflects the net amortization of above and below market ground leases for the Arden Portfolio for the period January 1, 2006 through March 31, 2006.

Depreciation and Amortization

The adjustment to depreciation and amortization of $18,573 reflects the depreciation and amortization of building, site improvements, tenant improvements, leasing commissions, in-place lease value and tenant relationship value for the Arden Portfolio for the period January 1, 2006 through March 31, 2006.

Interest Expense

The adjustment to interest expense reflects interest expense for the period January 1, 2006 through March 31, 2006 associated with the assumption of the $58,480 mortgage loan used to finance the acquisition of the Arden Portfolio. The assumed mortgage loan bears interest at LIBOR plus 1.15%. The weighted average pro forma interest rate for the three months ended March 31, 2006 is 5.61%.

The adjustment to interest expense also reflects interest expense for the period January 1, 2006 through March 31, 2006 associated with the assumed increase in borrowings of $221,038 under the Corporation’s unsecured credit facility used to finance the acquisition of the Arden Portfolio. The assumed borrowings under the Corporation’s unsecured credit facility bear interest at LIBOR plus 0.95% to 1.65% based on the Corporation’s total leverage. The weighted average pro forma interest rate for the three months ended March 31, 2006 is 5.41%.

In addition, the adjustment to interest expense reflects interest expense for the period January 1, 2006 through March 31, 2006 related to the Corporation’s $1,300,000 term loan used to finance the acquisition of the Arden Portfolio. The outstanding balance of the term loan is subject to an interest rate of LIBOR plus 1.40% during the initial one-year term, LIBOR plus 2.00% during the first six-month extension period and LIBOR plus 2.50% during the second six-month extension period. The weighted average pro forma interest rate for the three months ended March 31, 2006 is 6.58%.

The Corporation entered into an interest rate swap agreement with The Bank of Nova Scotia to convert the interest rate on a notional amount of $250,000 of the Corporation’s indebtedness from variable to fixed, at a fixed rate of 5.23%.

TRIZEC PROPERTIES, INC.	Notes to Pro Forma Financial Statements (unaudited) ($ in thousands)

Minority Interest

The minority interest adjustment reflects income attributable to units issued to unitholders in conjunction with the acquisition of the Arden Portfolio. The minority interest adjustment reflects a weighted average 1.6% minority interest for the three months ended March 31, 2006.
3.	Income Statement Adjustments – For the Year Ended December 31, 2005
(a)	The Trizec Properties, Inc. historical income statement reflects the operations of the Corporation for the period January 1, 2005 through December 31, 2005 as reported in the Corporation’s Form 10-K filed March 14, 2006.

(b)	Reflects the historical operations of the Arden Portfolio for the period January 1, 2005 through December 31, 2005.

(c)	Represents necessary adjustments to reflect the operations of the Arden Portfolio as if it was acquired on January 1, 2005.

Rentals

The adjustment to rental revenue of $12,733 reflects the net amortization of above and below market leases of $10,208 for the Arden Portfolio for the period January 1, 2005 through December 31, 2005 as well as the impact of straight-lining of rental revenue of $2,525.

Operating Expenses

The adjustment to operating expenses of $311 reflects the net amortization of above and below market ground leases for the Arden Portfolio for the period January 1, 2005 through December 31, 2005.

Depreciation and Amortization

The adjustment to depreciation and amortization of $79,261 reflects the depreciation and amortization of building, site improvements, tenant improvements, leasing commissions, in-place lease value and tenant relationship value for the Arden Portfolio for the period January 1, 2005 through December 31, 2005.

Interest Expense

The adjustment to interest expense reflects interest expense for the period January 1, 2005 through December 31, 2005 associated with the assumption of the $58,480 mortgage loan used to finance the acquisition of the Arden Portfolio. The assumed mortgage loan bears interest at LIBOR plus 1.15%. The weighted average pro forma interest rate for the year ended December 31, 2005 is 4.46%.

The adjustment to interest expense also reflects interest expense for the period January 1, 2005 through December 31, 2005 associated with the assumed increase in borrowings of $221,038 under the Corporation’s unsecured credit facility used to finance the acquisition of the Arden Portfolio. The assumed borrowings under the Corporation’s unsecured credit facility bear interest at LIBOR plus 0.95% to 1.65% based on the Corporation’s total leverage. The weighted average pro forma interest rate for the year ended December 31, 2005 is 4.67%.

TRIZEC PROPERTIES, INC.	Notes to Pro Forma Financial Statements (unaudited) ($ in thousands)

In addition, the adjustment to interest expense reflects interest expense for the period January 1, 2005 through December 31, 2005 related to the Corporation’s $1,300,000 term loan used to finance the acquisition of the Arden Portfolio. The outstanding balance of the term loan is subject to an interest rate of LIBOR plus 1.40% during the initial one-year term, LIBOR plus 2.00% during the first six-month extension period and LIBOR plus 2.50% during the second six-month extension period. The weighted average pro forma interest rate for the year ended December 31, 2005 is 5.08%.

The Corporation entered into an interest rate swap agreement with The Bank of Nova Scotia to convert the interest rate on a notional amount of $250,000 of the Corporation’s indebtedness from variable to fixed, at a fixed rate of 5.23%.

Minority Interest

The minority interest adjustment reflects income attributable to units issued to unitholders in conjunction with the acquisition of the Arden Portfolio. The minority interest adjustment reflects a weighted average 1.6% minority interest for the year ended December 31, 2005.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIZEC PROPERTIES, INC.

Date: July 14, 2006	By:	/s/ Jerry Kyriazis

Jerry Kyriazis
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description

23.1	Consent of Independent Accountants